Exhibit 10.16

Date: [handwritten:] 01/27/2009

To

Union Bank of Israel Ltd.

Tel Aviv Main Branch

Dear Sir,

Re: Letter of Undertaking

Whereas we, Koffolk (1949) Ltd. (Hereinafter: “The Company”), are about to receive and/or do receive at our request from time to time credits, loans and other banking services (hereinafter: “Credit”) from Union Bank of Israel Ltd. (hereinafter: “The Bank”), and whereas you stipulated the extension of Credit on the Company’s undertakings as specified hereunder, the Company therefore hereby undertakes before you as follows:

The preamble to this Letter of Undertaking shall be deemed an integral part hereof.

The Company hereby undertakes towards you that at all times during the Credit term, its total equity of any kind (inter alia, outstanding stock and/or accumulated profit, capital notes, different funds), in addition to the balance of the shareholders’ loan and/or of the loan of anyone on their behalf to the Company, with deduction of loans that were provided to owners and/or related companies (except for debit balances of related companies arising from regular commercial relationships) and with deduction of intangible assets (inter alia, reputation, knowledge and patents) shall not fall below $15,000,000 (fifteen million U.S. dollars) or 18.5% of the balance sheet, as specified in the consolidated financial statements of the Company for that year.

The Company shall not be entitled to cancel its undertakings hereinabove without obtaining your prior and written consent, as it is aware that you rely on said undertaking when extending the Credit.

In the event that we breach any of our undertakings set forth in this Letter of Undertaking, then in addition to any other relief you may be entitled to by law or agreement or any other undertaking we made towards you, you shall be entitled to put to immediate payment all or part of the secured amounts in addition to any amount that will cover, in your opinion, the losses and/or expenses you incurred due to the breach and/or putting said Credit to immediate payment.

Hereby attached is the resolution of the Company confirming the issuance of this Letter of Undertaking and empowering [hw:] Avner Birnbaum to sign this Letter of Undertaking on behalf of the Company, certified by an advocate.

Respectfully yours,

[signature]

[stamp:] Koffolk (1949) Ltd.]

Company Signature and Stamp

COV Koffolk

Date: [hw:] 01/27/2009

We hereby notify you that in the Board meeting of Koffolk (1949) Ltd. (Hereinafter: “The Company”) that was convened on [hw:] 01/27/2009, the following was decided:

1.	The Company assumes the undertakings as specified in the Letter of Undertaking hereby attached to this notice, constituting an integral part thereof.

2.	To empower the honorable gentlemen [hw:] Avner Birnbaum and designate them to sign said Letter of Undertaking.

3.	To notify the Bank about said resolution.

Respectfully,

Koffolk (1949) Ltd

[signature]

I, the undersigned, [hw:] Bahir Saban, Adv., License No. [hw:] 45521, the legal counsel of the Company referenced hereinabove, hereby confirm that the resolution specified hereinabove was made lawfully in accordance with the Company’s Memorandum and Articles of Association.

		[signature]	[stamp:] Bahir Avraham Saban, Adv., License No. 45521
Date:	[hw:] 01/27/2009
Advocate Signature + Stamp

COV Koffolk

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS OF

KOFFOLK (1949) LTD.

The undersigned, being all of the members of the Board of Directors of Koffolk (1949) Ltd., an Israeli company, (the “Company”), and acting in accordance with the laws of the State of Israel, do hereby consent to the adoption of the resolutions attached hereto as Annex A and the taking of the actions contemplated thereby by unanimous written consent in lieu of a meeting of the Board of Directors of the Company.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same consent.

IN WITNESS WHEREOF, each of the undersigned has executed this consent as of January, 2009.

/s/ Jack Clifford Bendheim	/s/ Richard Johnson
Jack Clifford Bendheim	Richard Johnson

/s/ Yehudah Markovitz	/s/ Avner Birnbaum
Yehudah Markovitz	Avner Birnbaum

Annex A

RESOLUTIONS

OF THE

BOARD OF DIRECTORS

KOFFOLK (1949) Ltd.

WHEREAS, the Board of Directors of Koffolk (1949) Ltd., an Israeli company (the “Company”), deems it in the best interest of the Company to take the actions and carry out the transactions contemplated by the various agreements, instruments, documents and transactions, all as more particularly described below:

Union Bank Loan

WHEREAS, it is proposed that Koffolk borrow funds from Union Bank of Israel (the “Union Bank Loan”);

NOW, THEREFORE, BE IT RESOLVED, that the terms of the proposed commitment letter (“Commitment Letter”) to Union Bank, be, and hereby are, approved and authorized in all respects and the execution of the Commitment Letter in the name and on behalf of the Company by Avner Birnbaum is hereby approved and authorized, including the commitment that the share capital, together with shareholders’ loans (or loans on the shareholders’ behalf) that were provided to the Company, less loans by the Company to shareholders or affiliates (other than loans in the ordinary course), and less intangible property, shall not be less than $15 million or 18.5% of the balance sheet, as set forth in the consolidated financial statements of the Company for that year.